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Exhibit 10.2

AMENDMENT ONE TO FRAMEWORK AGREEMENT
THIS AMENDMENT ONE TO FRAMEWORK AGREEMENT (this "Amendment"), is entered into on March 31, 2014, by and between between ClearOne, Inc., a corporation registered in the State of Utah, United States, represented by Zeyneb Hakimoglu acting as empowered attorney, (the “Purchaser”), and Dialcom Networks S.L., a Spanish private limited company, registered with the Zaragoza Trade registry under page Z-30936, and represented by Enrique Domínguez García acting as empowered attorney (the “Seller”). Purchaser and Seller are referred to collectively herein as the “Parties” and individually as a “Party.”
WHEREAS, the Parties have entered into the Framework Agreement dated December 20, 2013, the "Existing Agreement") (capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement);
WHEREAS, under Section 2.3(b) of the Existing Agreement, at the Closing of the Acquisition Transaction the Purchaser is to pay all amounts owed by Seller to all Identified Creditors and to obtain a release from all Identified Creditors;
WHEREAS, Seller has entered into an agreement or arrangement (any such agreement or arrangement, as modified or amended as of the date hereof, including by any side letter or oral arrangement, is referred to below as the “CDTI Agreement”) with CENTRO PARA EL DESARROLLO TECNOLÓGICO INDUSTRIAL (“CDTI”) pursuant to which Seller has received certain funds from CDTI, which funds will or may become repayable in the future, making CDTI an “Identified Creditor” under the terms of the Existing Agreement;
WHEREAS, Seller has entered into an agreement or arrangement (any such agreement or arrangement, as modified or amended as of the date hereof, including by any side letter or oral arrangement, is referred to below as the “INNPACTO Agreement”) by virtue of the Order of the Spanish Minister of Science and Innovation dated 24 February 2011 (File nº IPT-2011-1042-900000) (“INNPACTO”) pursuant to which Seller has received certain funds from INNPACTO, which funds will or may become repayable in the future, making INNPACTO an “Identified Creditor” under the terms of the Existing Agreement; and
WHEREAS, the Parties have agreed that neither CDTI or INNPACTO will be repaid at Closing, subject to the additional representations, warranties, and covenants set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.No Payment to CDTI or INNPACTO. The Parties hereby agree and acknowledge that no payment will be made at Closing of the Acquisition Transaction to either CDTI or INNPACTO.
2.Representations, Warranties and Covenants Regarding CDTI Agreement. Seller hereby represents and warrants to Purchaser that the CDTI Agreement is valid and binding on Seller in according with its terms and is in full force and effect, and will continue in full force and effect following the Closing of the Acquisition Transaction. Neither Newco nor Purchaser is or will become a party to the CDTI Agreement. Neither Newco nor Purchaser has or will have any obligation under the CDTI Agreement as a result of the Spin-Off Transaction, the Acquisition Transaction, the Closing, any other event or circumstance contemplated by the Framework Agreement, or otherwise. Seller is not in breach of or default under (or is alleged to be in breach of or default under) the CDTI Agreement and has not provided or received any notice of any breach or any intention of CDTI to terminate the CDTI Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under the CDTI Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Neither the Spin-Off Transaction, the Acquisition Transaction, the Closing or any other transaction contemplated by the Framework Agreement will result in the termination, acceleration or other changes of any right or obligation or the loss of any benefit under the CDTI Agreement. Seller is not currently renegotiating or paying liquidated damages in lieu of performance under the CDTI Agreement. There is no dispute pending or threatened under the CDTI Agreement. Seller covenants and agrees that it and its Affiliates will not take any action or fail to take any action that results in a breach of or default under the CDTI Agreement or that otherwise will result in a modification, acceleration, termination or other change in the CDTI Agreement that is adverse to Seller.
3.Representations, Warranties and Covenants Regarding INNPACTO Agreement. Seller hereby represents and warrants to Purchaser that the INNPACTO Agreement is valid and binding on Seller in according with its terms and is in full force and effect, and will continue in full force and effect following the Closing of the Acquisition Transaction. Neither Newco nor Purchaser is or will become a party to the INNPACTO Agreement. Neither Newco nor Purchaser has or will have any obligation under the INNPACTO Agreement as a result of the Spin-Off Transaction, the Acquisition Transaction, the Closing, any other event or circumstance contemplated by the Framework Agreement, or otherwise. Seller is not in breach of or default under (or is alleged to be in breach of or default under) the INNPACTO Agreement and has not provided or received any notice of any breach or any intention of INNPACTO to terminate the INNPACTO Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under the INNPACTO Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Neither the Spin-Off Transaction, the Acquisition Transaction, the Closing or any other transaction contemplated by the Framework Agreement will result in the termination, acceleration or other changes of any right or obligation or the loss of any benefit under the INNPACTO Agreement. Seller is not currently renegotiating or paying liquidated damages in lieu of performance under the INNPACTO Agreement. There is no dispute pending or threatened under the INNPACTO Agreement. Seller covenants and agrees that it and its Affiliates will not take any action or fail to take any action that results in a breach of or default under the INNPACTO Agreement or that otherwise will result in a modification, acceleration, termination or other change in the CDTI Agreement that is adverse to Seller.
4.Indemnification. Notwithstanding any provision or limitation of the Framework Agreement, the representations and warranties in this Amendment shall survive following the Closing for so long as either the CDTI Agreement or INNPACT Agreement are effective or Seller has any obligations under such agreements and the covenants shall survive indefinitely. Seller shall indemnify, hold harmless and defend the Purchaser Indemnities from and against any and all Losses incurred by or suffered by the Purchaser Indemnities arising out of (a) any breach or any inaccuracy in any representation or warranty made by Seller in this Amendment; (b) any breach of or failure by Seller to perform any of its covenants or obligations required to be performed by it pursuant to this Amendment, the CDTI Agreement or the INNPACTO Agreement; and (c) any failure of Seller to perform or otherwise pay or discharge any obligations owed under the CDTI Agreement or INNPACTO Agreement when the same may become due. The foregoing indemnification obligation is absolute and is not subject to any limitations set forth in the Framework Agreement.
5.Date of Effectiveness; Limited Effect. This Amendment is effective as of the date first written above. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Transaction Document or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the date hereof, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment. This Amendment controls and supersedes the terms of the Existing Agreement. This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

ClearOne, Inc.
By Name: Zeyneb Hakimoglu Title: President & CEO

Dialcom Networks S.L.
By Name:Enrique Domínguez García Title: President & CEO